UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 2, 2016, Thermo Fisher Scientific (Finance I) B.V. (“Thermo Fisher International”), a direct, wholly-owned finance subsidiary of Thermo Fisher Scientific Inc. (the “Company”), and the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch International, as underwriter, for the issuance and sale by Thermo Fisher International of €600,000,000 aggregate principal amount of Floating Rate Senior Notes due 2018 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3, as amended by the Post-Effective Amendment No. 1 thereto (File No. 333-209867), and a related preliminary prospectus supplement filed with the Securities and Exchange Commission on August 2, 2016. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company (the “Guarantee” and together with the Notes, the “Securities”).

The Company expects that the net proceeds from the sale of the Securities will be approximately €597.4 million after deducting the underwriting discount and estimated offering expenses. The Company intends to use a portion of the net proceeds of the offering to repay all the outstanding indebtedness under the Company’s term loan facility, which the Company entered into on March 7, 2016 to help fund its acquisition of Affymetrix, Inc., which the Company acquired on March 31, 2016. The Company intends to use any remaining net proceeds for general corporate purposes, which may include, without limitation, repayment, redemption or refinancing of indebtedness, capital expenditures, funding of possible acquisitions, working capital, satisfaction of other obligations or the repurchase of its outstanding equity securities.

The Securities will be issued pursuant to an indenture, to be dated as of August 9, 2016, among Thermo Fisher International, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated as of August 9, 2016, among Thermo Fisher International, as issuer, the Company, as guarantor, and the Trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thermo Fisher Scientific Inc.

Date: August 2, 2016	By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian
Title: Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 2, 2016, among Thermo Fisher International, as issuer, the Company, as parent guarantor, and Merrill Lynch International, as underwriter.